UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2017

AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1 -7685	95-1492269
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

207 Goode Avenue Glendale, California	91203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 304-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On February 24, 2017, Avery Dennison Corporation, a Delaware corporation (the “Company”), entered into an underwriting agreement with HSBC Bank plc, J.P. Morgan Securities plc, Merrill Lynch International and the other several underwriters named in Schedule 2 therein, with respect to a registered public offering (the “Offering”) of €500 million aggregate principal amount of the Company’s 1.250% Senior Notes due 2025 (the “Notes”).

The Notes were registered under the Company’s Registration Statement on Form S-3ASR (File No. 333-211029) and are being offered by means of the Company’s prospectus dated April 29, 2016, as supplemented by the prospectus supplement dated February 24, 2017.

The closing of the sale of the Notes is expected to occur on March 3, 2017, subject to customary closing conditions.  The Notes will be issued pursuant to an indenture, dated as of November 20, 2007, to be supplemented by a fourth indenture, to be dated the closing date, copies of which will be filed with the Securities and Exchange Commission on a subsequent Current Report on Form 8-K.  The foregoing description of the underwriting agreement is qualified in its entirety by the underwriting agreement included as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Title
1.1	Underwriting Agreement, dated February 24, 2017, between Avery Dennison Corporation and the Underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: March 1, 2017
	By:	/s/ Anne L. Bramman
		Name:	Anne L. Bramman
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
1.1	Underwriting Agreement, dated February 24, 2017, between Avery Dennison Corporation and the Underwriters named therein.